UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AEROVIRONMENT, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No Fee Required

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Supplement to Proxy Statement

For the Annual Meeting of Stockholders

To be held September 29, 2023

This supplement (the “Supplement”) amends and supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed by AeroVironment, Inc. (the “Company”) with the Securities and Exchange Commission on August 17, 2023 in connection with the Company’s annual meeting of stockholders (the “Annual Meeting”), to be held on September 29, 2023 at 12:00 p.m. Eastern Daylight Time.

The purpose of this Supplement is to correct certain inadvertent errors in the Proxy Statement regarding voting standard information, to disclose the effect of broker non-votes on certain proposals and to correct a typographical error. Other than these corrections, the Proxy Statement remains unchanged, and this Supplement does not otherwise amend, supplement, or affect the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as amended and supplemented by this Supplement. This Supplement should be read in conjunction with the Proxy Statement and the other proxy materials previously made available to stockholders in connection with the Annual Meeting.

If you have already voted your shares, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal.

Corrections to the Proxy Statement

Page 82: The voting standard information contained under the heading “Vote Required” for Proposal 5 is amended and restated to read as follows (corrections are marked, with new text bold and underlined, and deleted text bold and stricken through):

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal ~~at the annual meeting~~.

Page 85: The first sentence in the last paragraph preceding the recommendation of the Company’s board of directors regarding Proposal 6 containing voting standard information for such proposal is amended and restated to read as follows (corrections are marked, with new text bold and underlined, and deleted text bold and stricken through):

The affirmative vote of at least a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on the proposal (excluding broker non-votes) is required to approve the stockholder proposal.

Page 89: The answer to the question entitled, “What vote is required to approve each of these proposals?” in the Questions and Answers about Annual Meeting and Voting section of the Proxy Statement is amended and restated in its entirety to read as follows (corrections are marked, with new text bold and underlined, and deleted text bold and stricken through):

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What vote is required to approve each of the proposals?

• Proposal 1  —  Election of directors: Directors will be elected on a majority vote standard basis, meaning that each of the three nominees must receive a vote of a majority of the total votes cast with respect to such nominee’s election (i.e. the number of votes cast “for” a nominee’s election exceeds the number of votes cast “against” that nominee’s election) to be elected as a director. Our Corporate Governance Guidelines, require, following any stockholder meeting at which directors are subject to an uncontested election, any incumbent director who fails to receive a majority of votes cast at the meeting to submit, promptly after the final certification of the election results, a letter of resignation to the board of directors for consideration by the Nominating and Corporate Governance Committee of the Board. The Nominating and Corporate Governance Committee shall consider the offer of resignation and recommend to the board of directors whether to accept or reject the resignation, or whether other action should be taken. Abstentions will be counted as present for the purposes of this vote but are not counted as votes cast and therefore will have no effect on the election of directors. Broker non-votes will not be counted as present, ~~and~~ are not entitled to vote on this proposal and will have no effect on the election of directors.

• Proposal 2  —  Ratification of selection of independent registered public accounting firm: Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal ~~at the annual meeting~~. Abstentions will be counted as present for purposes of this vote and will have the effect of a vote against the proposal. Brokers have discretionary authority to vote your shares on this proposal without receiving instructions from you. We do not expect any broker non-votes with respect to Proposal 2 and therefore a failure to instruct your broker on how to vote on such matter will have no effect on the vote on the proposal.

• Proposal 3  —  Non-binding advisory vote on the compensation of our Named Executive Officers: Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal ~~at the annual meeting~~. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will not be counted as present, ~~and~~ are not entitled to vote on the proposal and will have no effect on the vote on the proposal.

• Proposal 4  —  Non-binding advisory vote on the frequency of future advisory votes on the compensation of our Named Executive Officers: Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal ~~at the annual meeting~~. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will not be counted as present, ~~and~~ are not entitled to vote on the proposal and will have no effect on the vote on the proposal.

• Proposal 5  — Approve the AeroVironment, Inc. 2023 Employee Stock Purchase Plan: Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal ~~at the annual meeting~~. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will not be counted as present, ~~and~~ are not entitled to vote on the proposal and will have no effect on the vote on the proposal.

• Proposal 6  — Stockholder Proposal seeking declassification of the Board of Directors: Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal ~~at the annual meeting~~. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will not be counted as present, ~~and~~ are not entitled to vote on the proposal and will have no effect on the vote on the proposal.

Page 91: Under the question “What is a “broker non-vote?” the first sentence of the second paragraph, defining “non-routine” matters, included a typographical error and is amended and restated to read as follows (corrections are marked, with new text bold and underlined, and deleted text bold and stricken through):

Under applicable rules, “non-routine” matters include the election of directors, the proposal for the advisory vote on the compensation of our Named Executive Officers, the proposal for the advisory on the frequency of future votes on the compensation of our Named Executive Officers, the proposal to approve the AeroVironment, Inc. 2023 Employee Stock Purchase Plan, and the stockholder proposal seeking declassification of the board of directors~~, and the~~.

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